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                                                                     Exhibit 5.1

           [Letterhead of Unibanco-Uniao de Bancos Brasileiros S.A.]


                                                              September 12, 2003



To the Boards of Directors of
Unibanco - Uniao de Bancos Brasileiros S.A.
Unibanco Holdings S.A.
Avenida Eusebio Matoso 891
05423-901 Sao Paulo
SP-Brazil

Ladies and Gentlemen:

      I am the General Counsel of Unibanco -- Uniao de Bancos Brasileiros S.A. ("Unibanco"), a sociedade anonima organized pursuant to the Lei das S.A. of the Federative Republic of Brazil ("Brazil"). I have acted in such capacity in connection with the registration under the United States Securities Act of 1933, as amended (the "Act"), and the contemplated offering by Commerzbank Aktiengesselschaft and Mizuho Corporate Bank, Ltd. (the "Selling Shareholders"), of Units, including in the form of Global Depositary Shares ("GDSs"). Each Unit consists of one acao preferencial, without par value, of Unibanco ("Unibanco Preferred Shares") and one acao preferencial Classe B, without par value, of Unibanco Holdings S.A. ("Holdings"), a sociedade anonima organized pursuant to the Lei das S.A. of Brazil ("Holdings Class B Preferred Shares"). Each GDS represents 500 Units. The Units, including in the form of GDSs, to be offered by the Selling Shareholders are being registered pursuant to a Registration Statement on Form F-3 (Registration Nos. 333-107813 and 333-107813-01) (the "Registration Statement") filed under the Act with the United States Securities and Exchange Commission (the "Commission").

      In so acting, I have examined certified copies of the respective Estatutos Sociais (by-laws) of Unibanco and Holdings and originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of Unibanco and Holdings, such certificates of public officials and officers and representatives of Unibanco and Holdings, and other such documents, and have made such investigations of law, as I have deemed necessary or appropriate for the purposes of the opinions expressed below. In such examinations, I have assumed the legal capacity of all persons executing documents, the genuineness of all signatures on originals or certified copies, the authenticity of all originals or certified copies and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. I have relied as to factual matters upon, and have assumed the accuracy of, the statements, made in certificates of officers of Unibanco and Holdings delivered to me, and certificates and other statements or information of or from public officials and officials and representatives of Unibanco and Holdings.
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Unibanco - Uniao de Bancos             2                      September 12, 2003
   Brasileiros S.A.
Unibanco Holdings S.A.



      The opinions expressed below relate solely to the laws of Brazil as currently in effect and I express no opinion in relation to the laws of any other jurisdiction.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. Each of Unibanco and Holdings is a sociedade anonima, duly formed and validly existing under the laws of Brazil.

      2. The Unibanco Preferred Shares and the Holdings Class B Preferred Shares underlying the Units, including in the form of GDSs, to be offered pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

      3. The discussion set forth under the caption "Additional Information - Taxation" in Item 10 of the joint Annual Report on Form 20-F of Unibanco and Holdings for the year ended December 31, 2002, as amended by Amendment No. 1 thereto filed with the Commission on August 8, 2003 and Amendment No. 2 thereto filed with the Commission on September 12, 2003, incorporated by reference in the Registration Statement, accurately describes the material Brazilian federal income tax consequences of the acquisition, ownership and disposition of the GDSs and the Units represented by such GDSs.

      I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby concede that I come within the category of person whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                         Very truly yours,


                                         /s/      Marcia M. Freitas de Aguiar

                                         Marcia M. Freitas de Aguiar
                                         General Counsel